Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Brazil Potash Corp.’s Registration Statements on Form F-1 (Registration No. 333-291630) and Form S-8 (Registration Nos. 333-286827 and 333-288029) of our report dated March 23, 2026, relating to the consolidated financial statements which appear in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ MNP LLP
MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Mississauga, Canada

April 7, 2026